UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2021

FOMO CORP.

(Exact name of Registrant as specified in its Charter)

CALIFORNIA	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 E Erie St, Ste 525 Unit #2250, Chicago, IL 60611

(Address of principal executive offices)

(630) 286-9560

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	ETFM	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

FOMO CORP. is referred to herein as “we”, “us”, or “us”

ITEM 8.01 Other Events

On January 5, 2021, FOMO CORP. (“FOMO”) and the principals of SmartGuard Holdings LLC entered into a six-month exclusive Agreement to explore acquisition of, investment in and/or partnership with the following companies:

1.	100% of SmartGuard Holdings LLC consisting of:

●	75% interest in SmartGuard Financing LLC, which is the exclusive sales and financing arm for an expanding portfolio of SmartGuard Disinfection & Robotic Products consisting of a disinfection robot, disinfection locker and cart wash @ https://smartguarduv.com plus 100% of the income from the financing of Cyberclean Systems, LLC’s robotic products @ https://cybercleansystems.com.
●	25% interest in GNW Technologies LLC (owner of Cyberclean Systems, LLC) plus an option to acquire an additional 25.1% of GNW. Cyberclean’s revenues consist of robot deployment revenues (80% of total) and RaaS (Robots as a Service) and EaaS (Energy as a Service) revenues (20% of total).

2.	100% of SmartGuard Energy Solutions LLC including 100% interest in LED Funding LLC, whose revenues are derived from installation of LED lighting and energy efficiency controls.

The entities together have substantial installations across business and industry in North America with long-term contracts for RaaS, energy, and integrated clean/smart building services. Consideration for the Agreement was 175,000 1% Series B Preferred Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO CORP.

Date:	January 6, 2021	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer